SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

September 3, 2014

Date of Report (Date of Earliest Event Reported)

Commission File No. 0-29935

CROWN EQUITY HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada, USA	33-0677140
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)

11226 Pentland Downs, Las Vegas, NV 89141

(Address of principal executive offices)(Zip code)

Company’s telephone number, including area code: (702) 448-1543

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.

LAS VEGAS, NV – September 3, 2014 — The Board of Directors (the “Board”) of Crown Equity Holdings Inc. (the “Company”) (PINK: CRWE) today announced the election of Harold Gewerter and Brett Matus as the company’s newest members to its Board of Directors effective immediately.

Mr. Gewerter and Mr. Matus’ appointment expands the Board to 8 from 6 directors.

Harold Gewerter will become the Board’s Chairman and Steven Onoue, former Chairman will remain as a board director.

HAROLD GEWERTER has been in private practice of law since 1979. Mr. Gewerter has lectured for various bar associations and other associations in Nevada, Hawaii, California, Washington, Alaska, and Ohio in the areas of Taxation, Securities Law, Real Estate and Estate planning. Mr. Gewerter is a member of the Nevada State Bar and is also admitted to practice before the United States Supreme Court, the United States District Court for the District of Nevada, the Ninth Circuit Court of Appeals, the United States Tax Court and the United States Court of Claims. Mr. Gewerter is a graduate of the University of Southern California where he received his Bachelor of Arts and Master of Science. He received his Juris Doctor from Southwestern University School of Law.

BRETT MATUS Brett brings over 22 years in managing properties. He received his property Management Diploma from George Brown College in Canada.

A copy of the press release is filed with this form 8-K as an exhibit.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated September 3, 2014

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN EQUITY HOLDINGS INC.

Dated: September 3, 2014	By:	/s/ Kenneth Bosket
Kenneth Bosket
CEO